Exhibit 10.3

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”), dated as of July 13, 2018, is made and entered into by and between Matlin & Partners Acquisition Corporation, a Delaware corporation (the “Company”), and the undersigned Investor (“Investor”). Capitalized terms used but not otherwise defined in this Subscription Agreement have the respective meanings given to them in the Merger and Contribution Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into that certain Merger and Contribution Agreement, dated as of the date of this Subscription Agreement, by and among the Company, MPAC Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, USWS Holdings LLC, a Delaware limited liability company (“USWS”), the Blocker Companies named therein and, solely for the purposes described therein, the Seller Representative named therein (as it may be amended from time to time, the “Merger and Contribution Agreement”), related to a proposed business combination involving the Company and USWS to be effected, on the terms and subject to the conditions set forth in the Merger and Contribution Agreement, by the Transactions;

WHEREAS, in connection with the Transactions, Investor desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Investor, the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page of this Subscription Agreement (the “Subject Shares”) for an aggregate purchase price set forth on the signature page of this Subscription Agreement (the “Purchase Price”), representing a purchase price of $10.00 per Subject Share; and

WHEREAS, the Subject Shares are being issued in connection with a private placement by the Company of at least 13,500,000 shares of Class A Common Stock (including 9,000,000 shares to be issued pursuant to the Crestview Subscription Agreement (as defined below) but excluding any other shares that may be issuable pursuant to the Crestview Subscription Agreement) at a purchase price of $10.00 per share of Class A Common Stock (the “Private Placement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements, and subject to the conditions, contained in this Subscription Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Subscription. On the terms and subject to the conditions contained in this Subscription Agreement, Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Investor, the Subject Shares for the Purchase Price.

2.          Closing.

(a)         Subject to the satisfaction or waiver of the conditions set forth in Section 3, the closing of the purchase and sale of the Subject Shares contemplated hereby (the “Closing”) shall occur on the date of (the “Closing Date”) and substantially concurrently with the closing of the Transactions. Not less than three business days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Company shall deliver written notice to Investor specifying the Scheduled Closing Date (the “Closing Notice”).

(b)         On the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Section 3 (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing), Investor shall deliver to the Company the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

(c)         On the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Section 3, the Company shall deliver (or cause to be delivered) to Investor the Subject Shares in book-entry form against payment by Investor to the Company of the Purchase Price as provided in Section 2(b).

(d)         Each book entry for the Subject Shares shall contain a notation, and each certificate (if any) evidencing the Subject Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

(e)         At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Closing as contemplated by this Subscription Agreement.

3.          Closing Conditions.

(a)          The obligations of each of the Company and Investor to consummate the Closing are subject to the satisfaction on the Closing Date, or the waiver by each of the Company and Investor, of each of the following conditions:

(i)          all conditions precedent to the closing of the Transactions provided for in the Merger and Contribution Agreement shall have been satisfied or waived by the applicable party or parties thereto, and the closing of the Transactions shall occur, in accordance with the terms of the Merger and Contribution Agreement, on the Closing Date substantially concurrently with the Closing;

(ii)         there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement; and

(iii)        the Subject Shares shall have been approved for listing on the Nasdaq Capital Market (“NASDAQ”), subject only to official notice of issuance thereof, and no suspension of the qualification of the Subject Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(b)          In addition to the conditions set forth in Section 3(a), the obligation of Investor to consummate the Closing is subject to the satisfaction on the Closing Date, or the waiver by Investor, of the following conditions:

(i)          the representations and warranties of the Company set forth in Section 4 shall be true and correct in all material respects at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);

(ii)         the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(iii)        the Company shall not have waived any condition to closing of the Transactions set forth in the Merger and Contribution Agreement related to the absence of the occurrence of a Company Material Adverse Effect;

(iv)         there has been no (A) amendment, waiver or modification to the Parent Sponsor Agreement, the Crestview Subscription Agreement, the other subscription agreements entered into in connection with the Private Placement or the Merger and Contribution Agreement or (B) consent or approval provided by the Company with respect to Section 6.3 of the Merger and Contribution Agreement, in each case, that materially and adversely affects Investor; and

(v)          the Closing Date shall have occurred no later than December 31, 2018.

(c)          In addition to the conditions set forth in Section 3(a), the obligation of the Company to consummate the Closing is subject to the satisfaction on the Closing Date, or the waiver by the Company, of the following conditions:

(i)          the representations and warranties of Investor set forth in Section 5 shall be true and correct in all material respects at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and

(ii)         Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

4.          Company Representations and Warranties. The Company represents and warrants to Investor that:

(a)         The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)         The Subject Shares have been duly authorized and, when issued and delivered to Investor against full payment of the Purchase Price in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or under the laws of the State of Delaware. As of the Closing, the Subject Shares shall be identical in all respects to the Company’s outstanding shares of publicly traded common stock other than that the Subject Shares have not been registered under the Securities Act (as hereinafter defined).

(c)         This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)         The execution and delivery by the Company of this Subscription Agreement, and the performance by the Company of its obligations under this Subscription Agreement, including the issuance and sale of the Subject Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii)  the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the cases of clauses (i) and (iii) above, for such matters that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company, the validity of the Subject Shares or the legal authority or ability of the Company to perform in all material respects its obligations under this Subscription Agreement (a “Material Adverse Effect”).

(e)         Except for placement fees payable to Cantor Fitzgerald & Co. (the “Placement Agent”), the Company has not paid, and is not obligated to pay, any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

(f)          Assuming the accuracy of the representations and warranties of Investor set forth in Section 5, in connection with the offer, sale and delivery of the Subject Shares in the manner contemplated by this Subscription Agreement, it is not required to register the Subject Shares under the Securities Act of 1933, as amended (the “Securities Act”).

(g)         Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or share of the Subject Shares.

(h)         The Company has timely filed all forms, reports and other documents required to be filed by it with the  Securities and Exchange Commission (the “SEC”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since March 9, 2017. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of the SEC Documents, at the time they were filed with the SEC (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the SEC with respect to any of the SEC Documents.

(i)         Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.

(j)          There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subject Shares that have not been or will not be validly waived on or prior to the Closing Date.

(k)          The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii)  the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)          The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subject Shares), other than (i) filings required by applicable state or federal securities laws, (ii) those required by NASDAQ, including with respect to obtaining stockholder approval and (iii) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)        The authorized capital stock of the Company consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 90,000,000 shares of Class A Common Stock and (iii) 10,000,000 shares of Class F Common Stock, par value $0.0001 per share (“Class F Common Stock”). As of the date hereof: (i) no shares of Preferred Stock are issued and outstanding, (ii) 32,500,000 shares of Class A Common Stock are issued and outstanding, (iii) 8,125,000 shares of Class F Common Stock are issued and outstanding and (iv) 48,000,000 warrants, each entitling the holder thereof to purchase one-half of one share of Class A Common Stock at an exercise price of $5.75 per one-half share of Class A Common Stock, are outstanding. Except (i) as set forth in the preceding sentence, (ii) pursuant to or as contemplated by the Merger and Contribution Agreement, (iii) pursuant to this Subscription Agreement and other subscription agreements entered into in connection with the Private Placement and (iv) pursuant to the Subscription Agreement dated on or about the date hereof among the Company, Matlin & Partners Acquisition Sponsor LLC, Cantor Fitzgerald & Co., Crestview III USWS, L.P., Crestview III USWS TE, LLC, Crestview Partners III (TE), L.P. and Crestview Partners III Co-Investors, L.P. (the “Crestview Subscription Agreement”), the Company has no other commitments, agreements or understanding to issue or sell Class A Common Stock or other equity interests in the Company or securities convertible into or exchangeable for equity interests of the Company.

(n)         The Company has not received any written communication since December 31, 2017, from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(o)         The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NASDAQ. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or the SEC with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on NASDAQ. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

(p)         The Company has made available to Investor a copy of the U.S. Well Services Matlin & Partners Acquisition Corp. Inc. June 2018 Confidential Addendum (the “Presentation”) together with a USW Financial Output Page (the “FOP”). To the knowledge of the Company, the statements of historical fact contained in the Presentation and the FOP are true and correct in all material respects with respect to the subject matter thereof. The forward-looking statements (including projections or forecasts with respect to financial or operational matters) contained in the Presentation and the FOP were prepared on the basis of estimates and assumptions believed by management of the Company and, to the knowledge of the Company, management of USWS to be reasonable in all material respects based on currently available information; provided, however, that the Company makes no representation or warranty as to the attainability or likelihood of achievement of any such forward-looking statements.

(q)         Except for the specific representations and warranties contained in this Section 4, none of the Company, any person on behalf of the Company, including without limitation any placement agent for the sale of the Subject Shares, or any of the Company’s affiliates (collectively, the “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, USWS, the Transactions the offering of the Subject Shares, the transaction contemplated hereby or any other matter, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Investor in Section 5, the Company specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Investor Party (as defined below).

5.          Investor Representations and Warranties. Investor represents and warrants to the Company that:

(a)         Investor has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)         This Subscription Agreement has been duly authorized, executed and delivered by Investor and is enforceable against Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)          The execution and delivery by Investor of this Subscription Agreement, and performance by Investor of its obligations under this Subscription Agreement, including the purchase of the Subject Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Investor or pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject; (ii) the organizational documents of Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Investor or any of its properties, except, in the case of clauses (i) and (iii), for such matters that would not reasonably be expected to have a material adverse effect on the legal authority or ability of Investor to perform in all material respects its obligations under this Subscription Agreement.

(d)         Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Subject Shares only for its own account and not for the account of others, or if Investor is subscribing for the Subject Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” (each as defined above), and Investor has full investment discretion with respect to each such account and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subject Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Investor is not an entity formed for the specific purpose of acquiring the Subject Shares. Investor has completed Schedule A hereto, and the information contained therein is accurate and complete.

(e)         Investor understands that the Subject Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subject Shares have not been registered under the Securities Act. Investor understands that the Subject Shares may not be resold, transferred, pledged or otherwise disposed of by Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry notations with respect to (or certificates representing) the Subject Shares will contain a legend to such effect. Investor acknowledges that the Subject Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Investor understands and agrees that the Subject Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Investor may not be able to readily resell the Subject Shares and may be required to bear the financial risk of an investment in the Subject Shares for an indefinite period of time. Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subject Shares.

(f)          Investor understands and agrees that Investor is purchasing Subject Shares directly from the Company. Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to Investor by the Company, or any of its Representatives (as defined below), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

(g)         Investor’s acquisition and holding of the Subject Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)         In making its decision to subscribe for and purchase the Subject Shares, Investor has relied solely upon Investor’s own independent investigation and the representations and warranties of the Company contained herein. Without limiting the generality of the foregoing, Investor has not relied on any statements or other information provided by the Placement Agent concerning the Company or the Subject Shares or the offer and sale of the Subject Shares. Investor acknowledges that (i) Investor has received such information as Investor deems necessary in order to make an investment decision with respect to the Subject Shares, and (ii) Investor and its professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Investor and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subject Shares.

(i)          Investor became aware of the offering of the Subject Shares solely by means of direct contact between Investor and the Company or the Placement Agent, and the Subject Shares were offered to Investor solely by direct contact between Investor and the Company or the Placement Agent. Investor did not become aware of the offering of the Subject Shares, nor were the Subject Shares offered to Investor, by any other means.

(j)          Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subject Shares. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Shares, and Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision.

(k)         Alone, or together with any professional advisor(s), Investor has adequately analyzed and fully considered the risks of an investment in the Subject Shares and determined that the Subject Shares are a suitable investment for Investor and that Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Company. Investor acknowledges specifically that a possibility of total loss exists.

(l)          Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subject Shares or made any findings or determination as to the fairness of an investment in the Subject Shares.

(m)        Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, or the Foreign Sanctions Evaders List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or, to Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank. Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. If Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC Lists. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Subject Shares were legally derived.

(n)         If Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subject Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Subject Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subject Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Subject Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(o)         Investor acknowledges that the Placement Agent and its Representatives (i) have made no independent investigation with respect to the Company or the Subject Shares or the accuracy, completeness or adequacy of any information supplied to Investor by the Company and (ii) in connection with the issue and purchase of the Subject Shares, have not acted as Investor’s financial advisor or fiduciary.

(p)         At the Closing, Investor will have sufficient funds to pay the Purchase Price.

(q)         Except for the specific representations and warranties contained in this Section 5, none of Investor nor any person acting on behalf of Investor nor any of Investor’s affiliates (the “Investor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Investor and the transactions contemplated hereby, and the Investor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 and in any certificate or agreement delivered pursuant hereto, the undersigned specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Company Party.

6.          Registration Rights. Within 30 calendar days after the Closing Date (and no later than the date of filing of the shelf registration statement required to be filed by the Company pursuant to the A&R Registration Rights Agreement), the Company shall file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of all of the Subject Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (and no later than the effective date of the shelf registration statement required to be filed by the Company pursuant to the A&R Registration Rights Agreement). If the Registration Statement is declared effective by the SEC (a) the Company will promptly notify Investor of the effectiveness of the Registration Statements and (b) if after the date the Registration Statement is declared effective Investor seeks to sell the Subject Shares, the Company shall take all actions reasonably necessary to allow, and shall use commercially reasonable efforts to ensure that the Company’s transfer agent facilitates, the sale or transfer of the Subject Shares. The Company shall cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) the second anniversary of the Closing Date, or (ii)  the first date on which Investor can sell all of its Subject Shares under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. The Company’s obligations to include the Subject Shares in the Registration Statement are contingent upon Investor’s furnishing in writing to the Company such information regarding Investor, the securities of the Company held by Investor and the intended method of disposition of the Subject Shares as shall be reasonably requested by the Company to effect the registration of the Subject Shares. Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company may suspend the use of any such registration statement and any related prospectus if it determines, based on the advice of counsel for the Company, that an amendment or supplement thereto would be necessary in order for the registration statement or related prospectus not to contain a material misstatement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that, the Company shall use commercially reasonable efforts to make such registration statement or prospectus available for the sale by Investor of the Subject Shares as soon as practicable thereafter.

7.          [Reserved]

8.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger and Contribution Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) the closing of the Transactions contemplated by the Merger and Contribution Agreement without the substantially current consummation of the Closing as a result of the failure of any of the conditions to Closing set forth in Section 3 above to be satisfied or waived at or prior to the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Investor of the termination of the Merger and Contribution Agreement promptly after such termination. Notwithstanding the foregoing, this Section 8, Section 9 and Section 10 shall survive the termination of this Agreement.

9.          Trust Account Waiver. Reference is made to the final prospectus of the Company, filed with the SEC (File No. 333-216076) (the “Prospectus”), and dated as of March 9, 2017. Investor hereby acknowledges that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”), (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 24 months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay taxes, if any, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor hereby agrees on behalf of itself and its Representatives that, notwithstanding anything to the contrary in this Subscription Agreement, it and its Representatives do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Investor, on behalf of itself and its Representatives, hereby irrevocably waives any Released Claims that Investor or its Representatives may have against the Trust Account now (including any distributions therefrom) or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Company or its affiliates). Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Subscription Agreement, and Investor further intends and understands such waiver to be valid, binding and enforceable against Investor and each of its Representatives under applicable law. To the extent Investor or any of its Representatives commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, Investor hereby acknowledges and agrees that Investor’s and its Representatives’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Investor or its Representatives (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Investor or any of its Representatives commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of monetary damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from Investor the associated legal fees and costs in connection with any such action, in the event the Company or its Representatives, as applicable, prevails in such action or proceeding. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

10.        Miscellaneous.

(a)         This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party to any other person, except that Investor may assign its rights under this Agreement to one or more of its affiliates, provided that no such assignment shall relieve Investor of its obligations hereunder if any such affiliate fails to perform such obligations.

(b)         The Company may request from Investor such additional information as the Company may deem necessary to evaluate the eligibility of Investor to acquire the Subject Shares, and Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(c)         Investor acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. Investor further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of Investor contained in Section 5.

(d)         Each of the Company and Investor is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)         All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)          This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No waiver under this Subscription Agreement shall be effective unless it is signed by the party against whom enforcement of such waiver is sought. The Company undertakes to Investor that, except as provided in the Crestview Subscription Agreement, no other investor participating in the Private Placement has received or shall receive more favorable terms than what is reflected in this Subscription Agreement.

(g)         This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, except as provided in Section 10(c).

(h)         Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)          If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)          This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)          The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)          The parties hereto agree that irreparable damage would occur in the event that the parties do not perform the provisions of this Subscription Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(m)        This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(n)         Any legal action, suit or proceeding arising out of or relating to this Subscription Agreement may only be instituted in any state or federal court in the Borough of Manhattan, City of New York, which will have exclusive jurisdiction for all matters relating to this Subscription Agreement, and each party hereto waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

(o)         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(o).

(p)         Any notice or other communication required or permitted under this Subscription Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) when delivered by certified mail, registered mail, courier service, return-receipt received to the other party at the address set forth below, or at such other address provided by like notice to the other party:

 (i)           if to Investor, to such address or addresses set forth on the signature page hereto; or

 (ii)          if to the Company, to:

Matlin & Partners Acquisition Corporation
520 Madison Avenue

35th Floor

New York, New York 10022

Attn: Robert H. Weiss

Email: weiss@matlinpatterson.com

with a copy (which shall not constitute notice) to:

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attn.: Charles H. Still, Jr.

Email: charles.still@bracewell.com

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Matlin & Partners Acquisition Corporation

By:
Name:	David J. Matlin
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Investor has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor: __________________________________________________________________

Signature of Authorized Signatory of Investor: ____________________________________________

Name of Authorized Signatory: _________________________________________________________

Title of Authorized Signatory: __________________________________________________________

Email Address of Authorized Signatory: ___________________________________________________

Address for Notice to Investor: __________________________________________________________

                                                  _____________________________________________________________

Address for Delivery of Subject Shares to Investor (if not same as address for notice): ____________________________________________

Investor’s EIN Number:

Number of shares of Class A Common Stock subscribed for by Investor (Subject Shares):

Aggregate Purchase Price ($10.00 per share of Class A Common Stock): $

[Signature Page to Subscription Agreement]

SCHEDULE A

Investor Eligibility Representations

Name of Investor:

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule having the meanings given to them in such Subscription Agreement. Investor must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(check the applicable box)

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

☐	Investor is subscribing for the Subject Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

Investor is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Investor qualifies as such:

(check each applicable box)

☐	Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership that was not formed for the specific purpose of acquiring the securities of the Company being offered in this offering, with total assets in excess of $5,000,000.

☐	Investor is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Investor is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Investor is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

Schedule A-1

☐	Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	Investor is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Investor is an investment company registered under the Investment Company Act of 1940.

☐	Investor is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Investor is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following:

☐	A bank;

☐	A savings and loan association;

☐	An insurance company; or

☐	A registered investment adviser.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐	Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Schedule A-2

C.	AFFILIATE STATUS

(check the applicable box)

☐	Investor is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

☐	Investor is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Schedule A-3